                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                AON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                AON CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or
Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
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     (2) Form, schedule or registration statement no.:
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     (3) Filing party:
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     (4) Date filed:

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

                                AON CORPORATION
--------------------------------------------------------------------------------

              Notice of Annual Meeting of Holders of Common Stock
               and Series C Preferred Stock . . . April 18, 1997

--------------------------------------------------------------------------------

To the Stockholders of

     AON CORPORATION

     NOTICE IS HEREBY GIVEN that the annual meeting of the holders of shares of Common Stock and Series C Preferred Stock of Aon Corporation will be held on Friday, April 18, 1997, at 10:00 A.M., at The First Chicago Center, One First National Plaza, Chicago, Illinois, for the following purposes:

     1. To elect directors pursuant to the By-Laws. The Board of Directors unanimously recommends that stockholders vote 'FOR' the election of all of the nominees.

     2. To approve the adoption of amendments to the Aon Stock Option Plan in order to increase the number of shares of Common Stock authorized under such plan by 4,000,000 shares and to reapprove such plan in its entirety with a limit on the number of shares awardable annually to any one person in order to qualify such plan for treatment under Section 162(m) of the Internal Revenue Code. The Board of Directors unanimously recommends that stockholders vote 'FOR' the adoption of the amendments and the reapproval.

     3. To approve and adopt an amendment to the Aon Stock Award Plan in order to increase the number of shares of Common Stock authorized under such plan by 3,575,000 shares. The Board of Directors unanimously recommends that stockholders vote 'FOR' the adoption of the amendment.

     4. To adopt a resolution ratifying the appointment of Ernst & Young LLP as the Company's independent auditors for the year 1997. The Board of Directors unanimously recommends that stockholders vote 'FOR' the adoption of the resolution.

     5. To consider a proposal made by a stockholder as set forth beginning on page 24 of the Proxy Statement. The Board of Directors unanimously recommends that stockholders vote 'AGAINST' the proposal.

     6. To transact such other business as may properly come before the meeting.

     The close of business on February 26, 1997, has been fixed as the record date for the determination of stockholders entitled to vote at the stockholders' meeting. Only those stockholders of record at the close of business on such date will be entitled to vote at the meeting.

                                          Aon Corporation

                                          William J. Fasel

                                          William J. Fasel
                                          Corporate Secretary

March 10, 1997

                                AON CORPORATION
                             123 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

--------------------------------------------------------------------------------

                                PROXY STATEMENT
              FOR ANNUAL MEETING OF STOCKHOLDERS ON APRIL 18, 1997
--------------------------------------------------------------------------------

     The annual meeting of the stockholders of Aon Corporation (the "Company") will be held at The First Chicago Center, One First National Plaza, Chicago, Illinois, at 10:00 A.M. on April 18, 1997. This Proxy Statement is being sent to each holder of the issued and outstanding shares of the Company's Common Stock ("Common Shares") and each holder of the issued and outstanding shares of the Company's Series C Cumulative Preferred Stock ("Preferred Shares" and, together with the Common Shares, the "Shares") entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996, including financial statements, is being mailed to stockholders, together with this Proxy Statement, beginning on or about March 10, 1997. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is made.

     We hope that you will be present at the meeting. If you cannot attend, please complete, sign and send to us the enclosed proxy in the accompanying envelope so that your shares will be represented. The envelope is addressed to the Company and requires no postage if mailed from within the United States. You may revoke your proxy at any time before it is voted at the meeting. Each proxy duly executed and received prior to the meeting and not otherwise revoked will be voted according to its terms. Stockholders who receive more than one proxy card--due to the existence of multiple Common Share accounts--should sign and return all proxies received in order to be sure that all shares so owned are voted.

     If no specific direction is marked on a duly executed proxy as to the manner of voting, the proxy will be voted in accordance with the recommendations of the Board of Directors set forth herein. Please see page 25 of this Proxy Statement for more details on voting procedures.

     The Company will bear the cost of the preparation and solicitation of proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy material to beneficial owners of Common Shares. In addition to solicitation by mail, proxies may be solicited by telephone, by facsimile, or personally by certain officers and regular employees of the Company and its subsidiaries without extra compensation. The Company has retained Georgeson & Co., 100 Wall Street, New York, New York, to aid in the solicitation of proxies for a fee estimated at $8,500. The enclosed proxy is solicited by and on behalf of the Board of Directors.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the close of business on February 26, 1997, the record date fixed for determination of stockholders entitled to vote at the meeting, there were 110,945,346 Common Shares and 1,000,000 Preferred Shares outstanding, each entitled to one vote.

     As of February 26, 1997, the beneficial owners of 5% or more of any class of the Company's securities entitled to vote at the meeting and which were known to the Company were:

                                              No. of Common              Percent of
            Name and Address                      Shares                   Class
            ----------------                 ----------------            ----------
Patrick G. Ryan                                 13,591,447(1)               12.3%
  c/o Aon Corporation
  123 N. Wacker Drive
  Chicago, IL 60606
Brinson Partners, Inc.                           7,641,630(2)                6.9%
  209 S. LaSalle Street
  Chicago, IL 60604
Delaware Management Company, Inc.                5,856,683(3)                5.3%
  2005 Market Street
  Philadelphia, PA 19103

                                             No. of Preferred            Percent of
            Name and Address                      Shares                   Class
            ----------------                 ----------------            ----------

Jessie V. Stone                                    600,000                    60%
  c/o W. Clement Stone
  Enterprises, Inc.
  P.O. Box 649
  Lake Forest, IL 60045
W. Clement Stone                                   400,000                    40%
  c/o W. Clement Stone
  Enterprises, Inc.
  P.O. Box 649
  Lake Forest, IL 60045

------------

(1) Includes 9,939,750 Common Shares owned by Ryan Enterprises Corporation of Illinois or its wholly-owned subsidiaries ("REC") or by Ryan Holding Corporation of Illinois or its wholly-owned subsidiaries ("RHC"), 1,377 shares owned by the Company's Employee Stock Ownership Plan and allocated to Mr. Ryan, and 128,140 shares beneficially owned and attributed to Mr. Ryan pursuant to his investment in the Aon Common Stock Fund through the Aon Savings Plan. Mr. Ryan, his wife and his children own all of the outstanding common stock of REC and RHC, and Mr. and Mrs. Ryan and two of their sons are the sole directors of REC and RHC. Accordingly, the Common Shares held by REC and RHC are included in the shares beneficially owned by Mr. Ryan. Also includes 576,600 Common Shares held of record and beneficially owned by Mrs. Ryan. Mr. Ryan disclaims any beneficial interest in these shares. Under the terms of the Employee Stock Ownership Plan and under the terms of the Aon Common Stock Fund investment through the Aon Savings Plan, Mr. Ryan is entitled to direct the manner in which the respective trustees will vote the shares allocated to Mr. Ryan.

(2) Includes to the best knowledge of the Company all shares beneficially owned by Brinson Partners, Inc., its parent, subsidiaries and affiliates.

(3) Includes to the best knowledge of the Company all shares beneficially owned by Delaware Management Company, Inc., its subsidiaries and affiliates.

                             ELECTION OF DIRECTORS

     Unless a proxy directs to the contrary, it is intended that the proxies will be voted for the election as Directors of the fifteen nominees named on the following pages to hold office until the next succeeding annual stockholders' meeting or until their respective successors are duly elected and qualify. All the nominees are currently Directors of the Company. While management has no reason to believe that any of the nominees will not be available to serve as a Director, if for any reason any of them should become unavailable, the proxies will be voted for such substitute nominees as may be designated by the Board of Directors. The Directors shall be elected by the vote of the majority of votes present in person or represented by proxy at the meeting. Accordingly, since votes withheld will count as present at the meeting (and will therefore also count towards the establishment of a quorum) a vote withheld for a nominee will adversely effect that nominee's ability to secure the necessary majority of the votes present at the meeting.

     Set forth on the following pages is biographical information concerning each management nominee for election as a Director, the nominee's principal occupation, the period during which the nominee has served as a Director of the Company including service as a Director or employee of Combined Insurance Company of America ("Combined Insurance"), a subsidiary of the Company, or Ryan Insurance Group, Inc. ("Ryan Group"), which merged with the Company in 1982. Ages shown for all Directors are as of December 31, 1996. There are no nominees for the Board other than the management nominees.

--------------------------------------------------------------------------------

PATRICK G. RYAN                                              Director since 1965

Patrick G. Ryan has been Chairman of the Board of the Company since 1990 and President and Chief Executive Officer of the Company since the merger of the Company and Ryan Group in 1982. Prior to the merger, Mr. Ryan served as Chairman of the Board and Chief Executive Officer of Ryan Group. Mr. Ryan is a director of First Chicago NBD Corporation, Chairman of the Board of Trustees of Northwestern University and a Trustee of Rush-Presbyterian-St.Luke's Medical Center. He serves as Chairman of the Executive Committee.

Age: 59

--------------------------------------------------------------------------------

DANIEL T. CARROLL                                            Director since 1980

Mr. Carroll is Chairman of The Carroll Group, Inc. From early 1980 until early 1982, he was President and Chief Executive Officer and a Director of Hoover Universal, Inc. From 1975 until early 1980, he was President of Gould Inc. He is director of A.M. Castle Co.; American Woodmark Corporation; Comshare, Inc.; Diebold, Inc.; Holmes Protection Group, Inc.; Oshkosh Truck Corporation; Recombinant BioCatalysis Inc.; Wolverine World Wide, Inc.; and Woodhead Industries, Inc. He serves as a member of the Organization and Compensation and the Nominating Committees.

Age: 70

--------------------------------------------------------------------------------

FRANKLIN A. COLE                                             Director since 1984

Mr. Cole, since 1984, has been Chairman of Croesus Corporation, a personal investment company. From 1971 to 1984, he was Chairman and Chief Executive Officer of Walter E. Heller International Corporation (renamed Amerifin Corporation in January 1984), a worldwide diversified financial services company. Mr. Cole is also a director of American National Bank and Trust Company of Chicago; CNA Income Shares, Inc.; Duff & Phelps Utilities Income Inc.; GATX Corporation; and Local Initiatives Support Corporation. He is Vice Chairman of the Board of Trustees of Northwestern University and Chairman of The Chicago Human Relations Foundation. He serves as a member of the Investment and Audit Committees.

Age: 70

--------------------------------------------------------------------------------

EDGAR D. JANNOTTA                                            Director since 1995

On January 2, 1996, William Blair & Company, L.L.C. converted from a partnership at which time Mr. Jannotta was named Senior Director. Prior to this conversion, Mr. Jannotta joined William Blair & Company in May 1959 as an Associate, became a Partner in January 1965, Assistant Managing Partner in June 1973, Managing Partner in September 1977, and Senior Partner in January 1995. He is a director of AAR Corp.; Bandag, Incorporated; Molex Incorporated; New York Stock Exchange, Inc.; Oil-Dri Corporation of America; Safety-Kleen Corp.; and Unicom Corporation. He serves as a member of the Investment and the Organization and Compensation Committees.

Age: 65

--------------------------------------------------------------------------------

PERRY J. LEWIS                                               Director since 1972

Mr. Lewis is a Managing Director of Morgan Lewis Githens & Ahn, Inc., a New York investment banking firm. Until October 1, 1979, Mr. Lewis was Senior Vice President and a director of Smith Barney, Harris Upham & Co., Inc. He is a director of Evergreen Media Corporation; Gradall Industries, Inc.; ITI Technologies, Inc.; Quaker Fabric Corporation; and Stuart Entertainment, Inc. He serves as a member of the Investment and Executive Committees.

Age: 58

--------------------------------------------------------------------------------

JOAN D. MANLEY                                               Director since 1984

From 1960 to 1984, Mrs. Manley was with Time Incorporated, serving as a Group Vice-President from 1975 onwards and as a director from 1978 to 1984. She is also a director of Big Flower Press Holdings, Inc.; Sara Lee Corporation; and Viking Office Products, Inc. She sits on the boards of the Keystone Center and The Summit Foundation. She serves as Chairman of the Nominating Committee and as a member of the Audit Committee.

Age: 64

--------------------------------------------------------------------------------

ANDREW J. MCKENNA                                            Director since 1970

Mr. McKenna served as a Director of Ryan Group from 1970 until 1982 when he was elected to the Board of Directors of the Company. He is Chairman and Chief Executive Officer of Schwarz Paper Company, a printer, converter, producer and distributor of packaging and promotional materials; and a director of Dean Foods Company, The First National Bank of Chicago, McDonald's Corporation, Skyline Corporation, and the Tribune Company. He is Chairman of the Board of Trustees of the University of Notre Dame and Chairman of the Board of Trustees of the Museum of Science and Industry. Mr. McKenna is also a director of Children's Memorial Hospital and the Lyric Opera. He serves as a member of the Investment and the Organization and Compensation Committees.

Age: 67

--------------------------------------------------------------------------------

NEWTON N. MINOW                                              Director since 1990

Mr. Minow is Counsel to the Chicago law firm of Sidley & Austin where he served as Partner from 1965 to 1991. He served as Chairman of the Federal Communications Commission from 1961 to 1963. He is a director of Big Flower Press Holdings Inc.; Manpower, Inc.; Sara Lee Corporation; and True North Communications, Inc. Mr. Minow is former Chairman of the Carnegie Corporation of New York, a Trustee and former Chairman of the Board of Trustees of The RAND Corporation, and former Chairman of the Board of Governors of the Public Broadcasting Service. He is a Life Trustee of Northwestern University, a Life Trustee of the University of Notre Dame and is the Annenberg Professor of Communications and Law at Northwestern University. He serves as a member of the Audit and Investment Committees.

Age: 70

--------------------------------------------------------------------------------

PEER PEDERSEN                                                Director since 1974

Mr. Pedersen is an attorney at law and is Chairman and Managing Partner of the Chicago law firm of Pedersen & Houpt, P.C. He is a director of Boston Chicken, Inc.; Extended Stay America, Inc.; H(2)O Plus, Inc.; Latin America Growth Fund, Inc.; Spraying Systems Co.; Tempel Steel Company; Tennis Corporation of America; WMX Technologies, Inc.; and the Western Golf Association. He also serves on the Boards of Children's Memorial Hospital, St. Joseph Carondelet Child Care, Rehabilitation Institute of Chicago, Lyric Opera of Chicago and the Boys and Girls Clubs of Chicago and is President of the Robert R. McCormick Boys and Girls Club of Chicago. He serves as Chairman of the Audit Committee and as a member of the Organization and Compensation Committee.

Age: 71

--------------------------------------------------------------------------------

DONALD S. PERKINS                                            Director since 1983

Mr. Perkins retired from Jewel Companies Inc. in 1983. He had been with Jewel since 1953, serving as President from 1965 to 1970, as Chairman of the Board of Directors from 1970 to 1980, and as Chairman of the Executive Committee until his retirement. He is a director of Cummins Engine Company, Inc.; Current Assets; Illinova Corporation; Inland Steel Industries, Inc.; LaSalle Street Fund, Inc.; LaSalle U.S. Realty Income & Growth Fund, Inc.; Lucent Technologies; The Putnam Funds; Ryerson Tull, Inc.; Springs Industries, Inc.; and Time Warner, Inc. He is Vice Chairman of the Board of Trustees of Northwestern University. He serves as Chairman of the Organization and Compensation Committee and as a member of the Investment Committee.

Age: 69

--------------------------------------------------------------------------------

JOHN W. ROGERS, JR.                                          Director since 1993

Mr. Rogers is President and founder of Ariel Capital Management, Inc., an institutional money management firm. Mr. Rogers is a director of American National Bank and Trust Company of Chicago; Burrell Communications Group Inc.; and PEB Financial Group, Inc. In addition to serving as President of the Board of Commissioners of the Chicago Park District, Mr. Rogers serves as a director of the Chicago Urban League, The Chicago Symphony Orchestra, as a Trustee of Lake Forest College and as a Trustee of Rush-Presbyterian-St. Luke's Medical Center. He serves as a member of the Audit and Investment Committees.

Age: 38

--------------------------------------------------------------------------------

GEORGE A. SCHAEFER                                           Director since 1991

Mr. Schaefer served as Chairman and Chief Executive Officer of Caterpillar Inc. from 1985 until his retirement in July, 1990. Mr. Schaefer is a director of Caterpillar Inc.; Helmerich & Payne, Inc.; McDonnell Douglas Corporation; and Morton International, Inc. He is a member of The Business Council. He serves as a member of the Audit and the Organization and Compensation Committees.

Age: 68

--------------------------------------------------------------------------------

RAYMOND I. SKILLING                                          Director since 1977

Mr. Skilling is an attorney at law and a Solicitor of the English Supreme Court. He serves as Executive Vice President and Chief Counsel of the Company. He has been employed by the Company since 1976, prior to which he was a partner in the international law firm now called Clifford Chance, headquartered in London, England. Mr. Skilling has been a legal advisor to the Company since 1967. He serves as a member of the Executive Committee.

Age: 57

--------------------------------------------------------------------------------

FRED L. TURNER                                               Director since 1991

Mr. Turner is Senior Chairman, Chairman of the Executive Committee and a Director of McDonald's Corporation. Mr. Turner joined McDonald's Corporation in 1956 and assumed his current position in 1990, after serving that company as Chairman of the Board and Chief Executive Officer. Mr. Turner is also a director of Baxter International, Inc.; W.W. Grainger, Inc.; and Ronald McDonald House Charities. He serves as a member of the Audit Committee and is Chairman of the Investment Committee.

Age: 63

--------------------------------------------------------------------------------

ARNOLD R. WEBER                                              Director since 1991

Dr. Weber served as President of Northwestern University from 1985 until 1994. On January 1, 1995 he became Chancellor of Northwestern University. From 1980 to 1985, Dr. Weber was President of the University of Colorado. Dr. Weber has also held various senior government positions including Executive Director of the Cost of Living Council and Associate Director of the Office of Management and Budget. He is a director of Burlington Northern Santa Fe Corporation; Inland Steel Industries, Inc.; PepsiCo, Inc.; Deere & Company; and the Tribune Company. He is a trustee of the University of Notre Dame, is president of the Civic Committee of the Commercial Club of Chicago and president of the Commercial Club of Chicago. He serves as a member of the Investment and the Organization and Compensation Committees.

Age: 67

--------------------------------------------------------------------------------

                           OWNERSHIP OF COMMON SHARES

     The following table sets forth the number of Common Shares beneficially owned as of February 26, 1997 by each Director including Patrick G. Ryan and Raymond I. Skilling, by all Directors and all Named Executives (as defined on page 12) combined, and by all Directors and members of the Executive Group (as defined on page 12) combined. As used in this Proxy Statement, "beneficially owned" means the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power with respect to a security (i.e., the power to dispose or direct the disposition of a security). The table therefore does not include the "phantom stock" shares held under the Outside Director Deferred Compensation and Stock Award Plans (see "Compensation of the Board of Directors"), the Aon Deferred Compensation Plan (see "Executive Compensation"), or the Aon Stock Award Plan (see "Organization and Compensation Committee Report--Long Term Incentive Compensation--Aon Stock Award Plan").

                                                                    No. of Shares        Percent of
Directors                                                       Beneficially Owned(1)     Class(2)
---------                                                       ---------------------    ----------
Patrick G. Ryan(3)(4).......................................         13,591,447             12.3
Daniel T. Carroll...........................................              1,650                *
Franklin A. Cole............................................              1,800                *
Edgar D. Jannotta...........................................             24,900                *
Perry J. Lewis..............................................              3,000                *
Joan D. Manley..............................................              4,050                *
Andrew J. McKenna...........................................              6,900                *
Newton N. Minow(3)..........................................             60,000                *
Peer Pedersen...............................................             14,478                *
Donald S. Perkins(5)........................................              4,650                *
John W. Rogers, Jr.(6)......................................              2,375                *
George A. Schaefer..........................................              3,900                *
Raymond I. Skilling(3)(4)(7)................................            277,338                *
Fred L. Turner..............................................              2,137                *
Arnold R. Weber.............................................              1,050                *

Executives
----------
Michael A. Conway(4)(7)(8)..................................             13,232                *
Daniel T. Cox(4)(7).........................................             41,533                *
Harvey N. Medvin(3)(4)(7)...................................            336,016                *
All Directors and Named Executives combined (18 persons)....         14,390,456             13.0
Michael D. O'Halleran(3)(4)(7)..............................             48,630                *
All Directors and Executive Group combined (19 persons).....         14,439,086             13.0

------------
(1) The Directors and the members of the Executive Group, all Directors and the Named Executives combined, and all Directors and the members of the Executive Group of the Company combined, have sole voting power and sole investment power over the Common Shares listed, except as indicated in note
    (3) and in the table below:

                                                        Number of
                                                          Common      Voting    Investment
                                                          Shares      Power       Power
                                                        ----------    ------    ----------
Patrick G. Ryan.....................................     9,939,750    Shared      Shared
Franklin A. Cole....................................         1,800    Shared      Shared
Arnold R. Weber.....................................           900    Shared      Shared
Michael A. Conway...................................        11,850    Shared      Shared
Daniel T. Cox.......................................        40,338    Shared      Shared
All Directors and Named Executives combined
  (other than as indicated in note (3)).............     9,994,638
Michael D. O'Halleran...............................        31,942    Shared      Shared
All Directors and Executive Group combined..........    10,026,580

(2) An asterisk indicates that the percentage of shares beneficially owned by the named individual does not exceed one percent (1%) of the Company's Shares.

(3) Includes the following Common Shares beneficially owned by immediate family of the nominees: 576,000 by Mrs. Ryan; 2,250 by Mrs. Medvin; 22,500 by Mrs. Minow; 12,068 by Mrs. O'Halleran; and 166,593 by Mrs. Skilling (Mrs. Skilling and Mrs. Ryan are sisters). As to the Common Shares so held, the nominees disclaim beneficial ownership.

(4) Includes beneficial interest in the allocated shares of the Aon Employee Stock Ownership Plan ("ESOP"), and includes beneficial interest in attributable shares of the Aon Common Stock Fund held pursuant to investment through the Aon Savings Plan, but excludes the unallocated shares of the ESOP. Unallocated Common Shares owned by the ESOP, which are owned for the benefit of all participating employees, totaled 962,056. The allocated and unallocated shares owned by the ESOP, and the attributed Common Shares owned by the Aon Common Stock Fund through investment in the Aon Savings Plan are voted by the trustees as directed by their respective participants.

(5) Excludes 5,244,724 Common Shares held in trust for which Mr. Perkins is a trustee and has shared voting and investment power. As to the Common Shares so held, Mr. Perkins disclaims beneficial ownership.

(6) Ariel Capital Management, Inc., of which Mr. Rogers is President and founder, does not beneficially own any Common Shares nor has it beneficially owned any Common Shares during Mr. Rogers' tenure on the Board of the Company.

(7) Does not include shares awarded under the Aon Stock Award Plan which are not yet vested. See "Summary Compensation Table."

(8) Excludes 569,100 Common Shares currently held by Aon Pension Plan for which Mr. Conway is a trustee and has shared voting and investment power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the Company's review of copies of Forms 3, 4, and 5, and amendments thereto furnished to the Company since January 1, 1996, pursuant to the rules promulgated under the Securities Exchange Act of 1934, as amended, (the "Act"), the Company believes that since January 1, 1996, all Directors and officers of the Company have timely reported all transactions to the Securities and Exchange Commission, subject only to one exception. The Form 4 concerning the purchase of 500 Common Shares by Mr. John W. Rogers in July 1996 was not timely filed, and in accordance with the Act the transaction was reported as a late transaction on Mr. Rogers' Form 5.

                     COMPENSATION OF THE BOARD OF DIRECTORS

     Each Director who is not a salaried employee of the Company or any of its subsidiaries receives a $20,000 yearly retainer for services to the Board of Directors. In addition, the Chairman of the Nominating, the Organization and Compensation, the Audit, and the Investment Committees, respectively, receives an additional $2,500 annually for services in such capacities. In addition to the above retainers, Directors who are not salaried employees of the Company or any of its subsidiaries ("outside Directors") receive $750 for each Board and Board Committee meeting attended. Under the Aon Outside Director Stock Award Plan (as amended and restated in 1994) (the "Award Plan"), outside Directors are granted 450 shares of Common Stock each year following their election at the annual meeting of stockholders (any outside Director elected to the Board other than at the annual stockholders' meetings receives a pro rata number of shares of Common Stock). Officers of the Company or its subsidiaries do not receive any additional compensation for membership on the Board of Directors or any of its Committees.

     Outside Directors may elect to defer cash compensation earned pursuant to the Outside Director Deferred Compensation Plan (the "Deferred Plan"). Under the Deferred Plan, outside Directors elect that portion of the annual retainer and fees (collectively referred to as "Fees") which will be credited to either a cash account, the earnings of which are based on one-year Treasury bills, or a stock account whose value is based upon the performance of the Common Shares on a dividend reinvested basis. The cash account is a bookkeeping device only and no funds are actually invested or set aside for the outside Directors' benefit. The outside Directors' stock accounts are credited with the number of phantom shares that could have been purchased at the average of the high and low price of the Common Shares on the date the Fees are earned. The phantom stock account does not consist of actual shares, but is maintained for bookkeeping purposes only. As dividends are declared on the Common Shares, each outside Director's phantom stock account, for bookkeeping purposes, is credited with the dividends which would have been earned if shares of Common Stock had been purchased and the funds so credited are treated as if reinvested in shares of Common Stock. Each participating outside Director specifies a payout schedule, including a commencement date, pursuant to which the Company will distribute to the outside Director the amount in the outside Director's cash account and either the cash equivalent of the amount in the outside Director's phantom stock account, or shares of Common Stock equal to the number of shares of phantom stock.

     Outside Directors may also elect to defer receipt of the 450 shares of Common Stock and instead maintain a phantom stock account. "Dividends" earned on the share equivalent balance in the phantom stock account are treated as though reinvested, and outside Directors may choose a time and schedule for pay-out of the phantom stock account in shares of Common Stock plus the cash equivalent of any fractional shares.

     Under the Award Plan, outside Directors are also entitled to certain benefits when they retire from the Board. The Award Plan provides for an amount to be credited to an account on behalf of each outside Director, as follows:

          (i) $10,000 for each annual period of Board service prior to 1994, but not more than $100,000 in the aggregate; and

          (ii) $20,000 per annum for each annual period of service commencing with April 15, 1994.

The pre-1994 amount will accrue pro rata over the number of years between 1994 and the year the outside Director attains the normal retirement date. The benefit for the years of service commencing in 1994 will accrue in full on each service anniversary date. The aggregate amount will vest at a rate of 10% for each annual period of service. Upon retirement from the Board, or upon death or disability, the vested value accumulated in the account as to a particular outside Director (the "Accrued Vested Retirement Amount") will be distributed in ten substantially equal installments consisting of shares of Common Stock. The aggregate amount of shares of Common Stock to be delivered will be calculated by dividing the Accrued Vested Retirement Amount by the average of the high and low market price of Common Shares on the normal retirement date for each outside Director.

     The following table shows, as of February 26, 1997, the total number of shares credited to the outside Directors' respective phantom stock accounts under the Deferred Plan and under the Award

Plan, and the number of phantom shares representing the Accrued Vested Retirement Value ("Phantom Retirement Shares") under the Award Plan, in each case as described above:

                                                                   Number of
                                                 Number of          Phantom
                                                  Phantom          Retirement
Director                                          Shares             Shares
--------                                         ---------         ----------
Daniel T. Carroll..............................    16,912             2,080
Franklin A. Cole...............................    21,693             1,850
Edgar D. Jannotta..............................     2,128               120
Perry J. Lewis.................................     3,610             1,220
Joan D. Manley.................................    10,029             1,350
Andrew J. McKenna..............................    16,978             1,510
Newton N. Minow................................     4,044               970
Peer Pedersen..................................    20,044             2,470
Donald S. Perkins..............................     9,702             1,850
John W. Rogers, Jr. ...........................     3,487               380
George A. Schaefer.............................       867               680
Fred L. Turner.................................     6,386               630
Arnold R. Weber................................     8,295               660
       Total...................................   124,175            15,770

     In 1994, the Company established an Outside Director Bequest Plan (the "Bequest Plan"). The purpose of the Bequest Plan is to acknowledge the service of outside Directors, to recognize the mutual interest of the Company and its outside Directors in supporting worthy charitable institutions and to assist the Company in attracting and retaining outside Directors of the highest caliber. The Company is funding the Bequest Plan generally through the maintenance of life insurance policies on its outside Directors. The charitable donations by the Company will be directed to charitable institutions designated by the outside Directors. The Bequest Plan is designed so that upon the deaths of specified outside Directors, it will then donate a total of $100,000 per outside Director each year for ten years in the name of the outside Director to tax qualified institutions designated by the outside Director. Individual outside Directors derive no financial benefit from the Bequest Plan since any and all insurance proceeds and tax deductible charitable donations accrue solely to the Company. An outside Director is not eligible to participate in the Bequest Plan until he or she has completed one full year of service on the Board. The Board retains at all times the right to terminate the Bequest Plan and to decline to make any requested bequest if, in the Board's judgment, doing so is in the best interests of the Company and its stockholders.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has appointed standing committees, including Executive, Audit, Investment, Organization and Compensation, and Nominating Committees. Membership on the committees since the last annual meeting of the Board in 1996 has been as follows:

                                                               Organization and
     Executive              Audit            Investment          Compensation         Nominating
     ---------              -----            ----------        ----------------       ----------
Patrick G. Ryan(1)   Peer Pedersen(1)     Fred L. Turner(1)  Donald S. Perkins(1)  Joan D. Manley(1)
Perry J. Lewis       Franklin A. Cole     Franklin A. Cole   Daniel T. Carroll     Daniel T. Carroll
Raymond I. Skilling  Joan D. Manley       Edgar D. Jannotta  Edgar D. Jannotta
                     Newton N. Minow      Perry J. Lewis     Andrew J. McKenna
                     John W. Rogers, Jr.  Andrew J. McKenna  Peer Pedersen
                     George A. Schaefer   Newton N. Minow    George A. Schaefer
                     Fred L. Turner       Donald S. Perkins  Arnold R. Weber
                                          John W. Rogers,
                                          Jr.
                                          Arnold R. Weber

------------

(1) Chairman.

     When the Board of Directors is not in session, the Executive Committee is empowered to exercise such powers and authority in the management of the business and affairs of the Company as would be exercised by the Board of Directors, subject to certain exceptions. The Executive Committee did not meet during 1996, but it did act by unanimous written consent on one occasion.

     The Audit Committee provides assistance to the Board of Directors in discharging its responsibilities in connection with the financial and accounting practices of the Company and the internal controls related thereto, and represents the Board of Directors in connection with the services rendered by the Company's independent auditors. The Audit Committee met three times during 1996.

     The Investment Committee is responsible for the formation of broad investment policy applicable to the operating subsidiaries of the Company. This policy is implemented by all subsidiaries based on the specific financial requirements of the individual units. The Investment Committee met five times during 1996.

     The Nominating Committee recommends nominees to the Board to fill vacancies or as additions to the Board of Directors. Although the Committee does not specifically solicit suggestions from stockholders as to possible candidates, the Committee will consider stockholders' recommendations. Suggestions, together with a description of the proposed nominee's qualifications, stock holdings in the Company, other relevant biographical information, and an indication of the willingness of the proposed nominee to serve, should be sent to the Corporate Secretary of the Company. Suggestions may be submitted at any time of year but should be received by November 15 of each year in order to be considered in connection with the annual meeting of the Company's stockholders in the spring of the following year. The Nominating Committee did not meet during 1996.

     The Organization and Compensation Committee annually reviews and determines the compensation of the Chairman, President and Chief Executive Officer of the Company. The Organization and Compensation Committee also reviews, advises and consults with the Chairman, President and Chief Executive Officer on the compensation of other officers and key employees and as to the Company's policy on compensation. The Organization and Compensation Committee also administers the Aon Stock Option Plan, the Aon Stock Award Plan and the Aon Deferred Compensation Plan, including granting stock options and stock awards and interpreting the plans, and has general oversight responsibility with respect to the Company's other employee benefit programs. In addition, the Organization and Compensation Committee also renders advice and counsel to the Chairman, President and Chief Executive Officer on the selection of senior officers of the Company and key executives of the Company's major subsidiaries. The Organization and Compensation Committee met four times during 1996.

     The Board of Directors met eight times during 1996. All incumbent Directors attended at least 75% of the meetings of the Board and all committees of the Board on which the respective Directors served.

                             EXECUTIVE COMPENSATION

     The following table discloses compensation received by the Company's Chief Executive Officer and the four most highly paid executive officers of the Company (collectively, the "Named Executives") for the three fiscal years ended December 31, 1996. On February 21, 1997, which was the date of the completion of the Company's acquisition of Alexander & Alexander Services Inc., Michael D. O'Halleran became an executive officer of the Company and will be reported as such for fiscal year 1997. Compensation information for Mr. O'Halleran for fiscal year 1996 is also set forth in the following table and elsewhere in this Proxy Statement. Collectively, the Named Executives and Mr. O'Halleran are referred to herein as the "Executive Group."

                           SUMMARY COMPENSATION TABLE

                                                                    Other                     Long-                  All
                                                                   Annual     Restrictive     Term                  Other
                                                                   Compen-       Stock      Incentive   Options/   Compen-
        Name and Principal                                         sation      Award(s)      Payouts      SARs     sation
             Position                Year   Salary $    Bonus $      ($)        ($)(1)         ($)        (#)      ($)(2)
        ------------------           ----   --------   ---------   -------    -----------   ---------   --------   -------
Patrick G. Ryan....................  1996   957,692    1,620,000   178,659(3)                           100,000    184,513
  Chairman, President, Chief         1995   886,968      742,500   163,697                               50,000     53,396
    Executive Officer & Director     1994   832,233      495,000   56,991                                90,000     23,250
Michael A. Conway..................  1996   365,385      210,000                 515,000                            50,905
  Senior Vice President & Senior     1995   339,512      120,000                                                    19,562
    Investment Officer               1994   297,267      168,000                                         15,000     14,315
Daniel T. Cox......................  1996   415,385      528,000                 515,000                            72,244
  Executive Vice President           1995   401,305      365,500                                                    29,650
                                     1994   401,447      205,400                                         15,000     16,543
Harvey N. Medvin...................  1996   463,462      637,500(4)              772,500                 15,000     86,142
  Executive Vice President, Chief    1995   428,600      361,250                 375,500                            30,332
    Financial Officer & Treasurer    1994   432,201      255,000                                         30,000     17,741
Michael D. O'Halleran..............  1996   750,000      850,000   302,630(5)  1,490,625                           525,611(6)
  President & Chief Operating
    Officer, Aon Group, Inc.
Raymond I. Skilling................  1996   463,462      637,500                                                    87,550
  Executive Vice President, Chief    1995   428,600      361,250                 375,500                            30,332
    Counsel & Director               1994   430,904      255,000                                         15,000     17,741

------------
(1) As of December 31, 1996, the members of the Executive Group held the following number of unvested shares of restricted stock granted pursuant to the Aon Stock Award Plan, the vesting schedule for which and the market value (the average high and low price on the relevant date) of which on the dates of grant and as of year-end 1996, respectively are set forth below:

                                                      Date of                            Last
                                        No. Shares     Grant      December 31, 1996    Vesting
                                         Unvested    Value ($)          Value            Date
                                        ----------   ----------   -----------------   ----------
Michael A. Conway.....................    21,250        754,531       1,332,109       03-14-2006
Daniel T. Cox.........................    39,250      1,190,750       2,460,484       03-14-2006
Harvey N. Medvin......................    47,500      1,545,769       2,977,656       03-14-2006
Michael D. O'Halleran.................   137,583      4,527,282       8,624,732       01-02-2006
Raymond I. Skilling...................    21,250        565,156       1,332,109       03-16-2005

No dividends are paid on shares of unvested restricted stock.

(2) Except for additional amounts footnoted elsewhere in this table, the amounts disclosed in this column include:

     (a) Company contributions of $4,500 in fiscal year 1996 under the Aon Savings Plan, a defined contribution plan, on behalf of each of the members of the Executive Group except Mr. Ryan who has waived further participation in the Plan.

     (b) Company contributions of $6,690 in fiscal year 1996 under the ESOP, on behalf of each of the members of the Executive Group.

     (c) Company contributions of the following amounts in fiscal year 1996 under the Aon Supplemental ESOP on behalf of Mr. Ryan, $112,008; Mr. Conway, $19,626; Mr. Cox, $36,605; Mr. Medvin, $43,875; Mr. O'Halleran,
         $98,633; and Mr. Skilling, $43,875.

     (d) Company contributions of the following amounts for fiscal 1996 under the Aon Executive Life Insurance Plan, a split-dollar arrangement, on behalf of Mr. Ryan, $65,815; Mr. Conway, $20,089; Mr. Cox, $24,449; Mr.
         Medvin, $31,077; Mr. O'Halleran, $30,623; and Mr. Skilling, $32,485.

(3) Represents non-cash perquisites related to the use of company-owed automobiles and aircraft, and miscellaneous other perquisites provided for business purposes considered to be reasonable and necessary business expenses of the Company which, in the case of Mr. Ryan for

    1996, was in the total amount of $178,659, consisting of $139,204 for the use of Company aircraft and $39,455 for the use of a Company car and driver.

(4) Mr. Medvin deferred receipt of $159,375 of this amount pursuant to the Company's Deferred Compensation Plan.

(5) Represents the amount reimbursed in 1996 for the payment of taxes incurred as a result of the forgiveness of a loan to Mr O'Halleran (see footnote 6).

(6) Mr. O'Halleran had a loan outstanding with the Company in the amount of $300,000, with accrued interest thereon of $85,165. Under the terms of the loan, Mr. O'Halleran assumed certain obligations and certain conditions were imposed which, if fulfilled, would result in the forgiveness of the loan and accrued interest. Mr. O'Halleran satisfied all such conditions and obligations in 1996 and the amounts were forgiven.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

     The following table provides information on stock option exercises in fiscal 1996 by the members of the Executive Group:

                                                              Shares Subject               Value of Unexercised
                                                                to Options              In-the-Money Options/SAR's
                              Shares        Value            Fiscal Year-End             at Fiscal Year End($)(2)
                             Acquired      Realized    ----------------------------    ----------------------------
          Name              on Exercise     ($)(1)     Exercisable    Unexercisable    Exercisable    Unexercisable
          ----              -----------    --------    -----------    -------------    -----------    -------------
Patrick G. Ryan.........        --            -0-          --            240,000           --           5,051,253
Michael A. Conway.......        --            -0-          --             15,000           --             430,938
Daniel T. Cox...........        --            -0-          --             15,000           --             430,938
Harvey N. Medvin........        --            -0-          --             45,000           --           1,029,688
Michael D. O'Halleran...        --            -0-          --                -0-           --                 -0-
Raymond I. Skilling.....        --            -0-          --             15,000           --             430,938

------------

(1) Based upon the average high and low price of the Common Shares as of the date exercised.

(2) Based upon the average high and low price of the Common Shares as of December 31, 1996.

                       OPTION GRANTS IN 1996 FISCAL YEAR

     During 1996, Patrick G. Ryan and Harvey N. Medvin were granted options to purchase shares of Common Stock. Subject to the terms of the Aon Stock Option Plan(1), additional information regarding these options is set forth in the table below:

                                   Individual Grants                                         Grant Date Value
----------------------------------------------------------------------------------------    -------------------
                               Number of       Percent of
                               securities    total options
                               underlying      granted to      Exercise or
                                 option        employees       base price     Expiration        Grant Date
           Name                 granted      in fiscal year      ($/Sh)          Date       Present Value(2)($)
           ----                ----------    --------------    -----------    ----------    -------------------
Patrick G. Ryan............      100,000          10.0%          51.500       03-14-2003         1,187,800
Harvey N. Medvin...........       15,000           1.5%          51.500       03-14-2003           178,170

------------

(1) The total amount of shares disclosed in this table will vest in accordance with the normal vesting schedule, as follows:

Date                                                          Percent Vested
----                                                          --------------
03-14-1999................................................          30%
03-14-2000................................................          50%
03-14-2001................................................          70%
03-14-2002................................................         100%

    Optionees have no right to receive dividends on, or vote, any shares until such shares have been delivered.

(2) Based upon the Black-Scholes Option Pricing Model assuming a volatility rate of 0.1987, a risk free interest rate of 6.0%, a dividend yield of 2.5% and that 383 days on average elapse between vesting and exercise.

                               PENSION PLAN TABLE

     The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (65 years) under the Company's qualified defined benefit pension plan (the "Aon Pension Plan"), as well as under the non-qualified supplemental pension plan (the "Excess Benefit Plan"). The Excess Benefit Plan provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company and its subsidiaries:

                                                            Years of Service
                            --------------------------------------------------------------------------------
Remuneration($)                10         15         20         25          30           35           40
---------------             --------   --------   --------   --------   ----------   ----------   ----------
$ 400,000...............    $ 64,000   $ 84,000   $104,000   $124,000   $  144,000   $  164,000   $  184,000
  600,000.................    96,000    126,000    156,000    186,000      216,000      246,000      276,000
  800,000.................   128,000    168,000    208,000    248,000      288,000      328,000      368,000
 1,000,000................   160,000    210,000    260,000    310,000      360,000      410,000      460,000
 1,200,000................   192,000    252,000    312,000    372,000      432,000      492,000      552,000
 1,400,000................   224,000    294,000    364,000    434,000      504,000      574,000      644,000
 1,600,000................   256,000    336,000    416,000    496,000      576,000      656,000      736,000
 1,800,000................   288,000    378,000    468,000    558,000      648,000      738,000      828,000
 2,000,000................   320,000    420,000    520,000    620,000      720,000      820,000      920,000
 2,200,000................   352,000    462,000    572,000    682,000      792,000      902,000    1,012,000
 2,400,000................   384,000    504,000    624,000    744,000      864,000      984,000    1,104,000
 2,600,000................   416,000    546,000    676,000    806,000      936,000    1,066,000    1,196,000
 2,800,000................   448,000    588,000    728,000    868,000    1,008,000    1,148,000    1,288,000
 3,000,000................   480,000    630,000    780,000    930,000    1,080,000    1,230,000    1,380,000
 3,200,000................   512,000    672,000    832,000    992,000    1,152,000    1,312,000    1,472,000

     A participant's remuneration covered by the Aon Pension Plan and the Excess Benefit Plan is the average of his or her base salary for each fiscal year prior to 1993, and the aggregate of base salary and certain eligible bonus payments for the 1993 fiscal year and each fiscal year thereafter, for the five consecutive calendar plan years during the last ten years of the participant's career for which such average is the highest or, in the case of a participant who has been employed for less than five full calendar years, the period of his or her employment with the Company and its subsidiaries. Covered compensation and the estimated years of service for each of the members of the Executive Group as of December 31, 1996 is: Mr. Ryan $2,577,692 and 18 years; Mr. Conway $575,385 and 22 years; Mr. Cox $943,385 and 10 years; Mr. Medvin $1,100,962 and
18 years; Mr. O'Halleran $1,600,000 and 8 years; and Mr. Skilling $1,100,962 and 20 years. The annual pension amounts included in the table above are based upon the following assumptions: (1) amounts are before integration of Social Security benefits which, based upon maximum coverage in effect on December 31, 1996, would reduce the annual amounts shown by: 10 years--$1,379; 15 years--$2,068; 20 years--$2,758; 25 years--$3,447; 30 years--$4,136; 35 years--$4,826; and 40 years--$4,826, (2) retiring participants have attained age 65 and are fully vested, and (3) retiring participants have chosen to have benefits payable as straight life annuities.

                 ORGANIZATION AND COMPENSATION COMMITTEE REPORT

     The Company's executive compensation programs are administered by the Organization and Compensation Committee of the Board (the "Compensation Committee"). In this capacity the Compensation Committee determines the compensation for the Company's Chief Executive Officer, Patrick G. Ryan, and determines the compensation of the other members of the Executive Group in consultation with Mr. Ryan. In addition, the Compensation Committee advises and consults with the Chief Executive Officer regarding the compensation of other officers and key employees.

     The Compensation Committee regards the evaluation of the Chief Executive Officer, Mr. Ryan, as a critical responsibility of the Board of Directors. As such, Mr. Ryan's compensation is determined following an annual review of his and the Company's performance conducted collectively, without Mr. Ryan, by all outside Directors of the Company, which includes each member of the Compensation Committee. During this review, the outside Directors discuss in detail the extent to which during the most recent fiscal year the Company achieved certain goals agreed to by Mr. Ryan and the outside Directors at the beginning of such fiscal year.

     The Compensation Committee has consistently promoted, over the last several years, the belief that the compensation of the Company's executives should be materially linked with the interests of stockholders. To this end, various programs have been either formally adopted or utilized to a greater extent. Specifically, the total compensation program is comprised of three distinct components: Base Salary, Short Term Incentive Compensation, and Long Term Incentive Compensation.

     In order to ensure that the compensation program is competitive and appropriate, the Compensation Committee annually retains a nationally recognized compensation consultant unaffiliated with the Company. The compensation consultant assists the Compensation Committee by providing an in-depth analysis of the compensation policies and practices of the Peer Group companies and a comparison thereof to the Company's. The Peer Group consists of the companies used to prepare the Performance Graph following this report.

BASE SALARY

     Base salaries for the members of the Executive Group are established at levels considered appropriate in light of each executive's responsibilities and performance.

     The compensation consultant found that base salaries for the members of the Executive Group were competitive with those of comparable Peer Group executives, and, in the aggregate, slightly below the median for the Peer Group. As a result of these findings, the Committee decided to adjust base salaries where performance or the executive's compensation relative to that of comparably situated executives dictated an appropriate adjustment. While base salaries increased in the aggregate 6% over 1995 levels, the greatest portion of total compensation for the members of the Executive Group is in the form of variable performance based compensation, namely Short Term and Long Term Incentives.

SHORT TERM INCENTIVE COMPENSATION

     During 1995, the stockholders approved the 1995 Senior Officer Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan is designed to permit amounts to be paid thereunder during fiscal year 1996 and thereafter to qualify as performance based compensation as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, thereby enhancing the ability of the Company to deduct the full amount paid to a member of the Executive Group even though any such individual's total compensation may exceed $1,000,000.

     Under the terms of the Incentive Plan each member of the Executive Group was eligible to receive a maximum award of 180% of the prior year's Base Salary. However, in no event could an award exceed $3,000,000. Payment of awards is further conditional on the Company's achievement of annually established performance thresholds. The Compensation Committee does, however, have discretion to grant awards which are less than the amounts called for on an aggregate or individual basis, based upon objective and subjective performance criteria tailored to each individual as discussed below.

     Objective criteria included, but were not limited to, achievement of profit objectives, actual versus target annual operating budget performance and actual versus target revenue growth, either as to the Company as a whole, or in part as to those executives responsible for a specific operating unit.

     Subjective performance criteria encompassed evaluation of the initiative of each member of the Executive Group and the contribution to overall corporate performance and any special projects that each member of the Executive Group may have undertaken or was assigned.

     Early in 1996, the Compensation Committee reviewed the 1995 performance of each member of the Executive Group in light of both the objective and subjective criteria described above, and in certain circumstances exercised their discretion to reduce the maximum awards.

     With respect to the Chief Executive Officer in 1995, the Compensation Committee also utilized both objective and subjective performance criteria with the greatest weight being placed on certain agreed upon goals relating to both short-term and long-term financial performance of the Company which directly related to the interests of stockholders.

     The Compensation Committee also considered the Chief Executive Officer's performance as it related to certain subjective performance goals that collectively, the Board of Directors including the Compensation Committee and the Chief Executive Officer, believed could contribute to the Company's long term performance.

     Accordingly, it is believed that the annual incentive awards paid in 1996 to Mr. Ryan, and the other members of the Executive Group, are consistent with the Peer Group considering both the Company's outstanding financial performance and each individual's respective performance. Furthermore, the strategy of the Company for the sale of two of its insurance subsidiaries and another business unit was particularly noteworthy, as was the process of consideration of alternative strategies for redeployment of the funds received from the sale of the insurance subsidiaries.

LONG TERM INCENTIVE COMPENSATION

     Both the Aon Stock Award Plan and the Aon Stock Option Plan reward executives for long term strategic management and subsequent enhancement of stockholder value by providing the executive with an opportunity to acquire an appropriate ownership interest in the Company.

Aon Stock Award Plan

     The Compensation Committee and the Chief Executive Officer believe that the attraction and retention of key individuals is vital to the long term performance of the Company. The Aon Stock Award Plan has become a critical factor in attaining this result. For example, awards are subject to a ten year vesting schedule which is designed to provide award recipients with a significant incentive to continue their service with the Company.

     Awards under the Aon Stock Award Plan are made based on the Compensation Committee's and the Chief Executive Officer's assessment of an executive's past performance, the Compensation Committee's appraisal of the executive's skills and other strengths, and the long term contribution the executive can make to the Company's performance. In addition, in making awards the Compensation Committee takes into consideration awards previously made to an executive, and the number of awards outstanding in the aggregate to all award recipients.

     During fiscal year 1996, awards under the Aon Stock Award Plan were made to four members of the Executive Group as detailed in the Summary Compensation Table, while the following shares became vested pursuant to awards made in years prior to 1996.

                                                                             Vesting Date
                                                                Shares(1)     Values($)
                                                                ---------    ------------
Patrick G. Ryan.............................................        -0-            -0-
Michael A. Conway...........................................      2,250        135,563
Daniel T. Cox...............................................      6,750        362,204
Harvey N. Medvin............................................      5,250        267,422
Michael D. O'Halleran.......................................     18,070        931,366
Raymond I. Skilling.........................................      3,750        205,547

------------

(1) Includes shares which vested, but receipt of which was deferred pursuant to the Aon Stock Award Plan. During 1996, Mr. Cox deferred receipt of 6,750 shares and Mr. Medvin deferred receipt of 1,500 shares. Such shares are credited to a bookkeeping account on a dividend reinvested basis. Mr. Cox's and Mr. Medvin's accumulated balances as of December 31, 1996 were 13,979 shares and 3,309 shares, respectively.

Aon Stock Option Plan

     In general, options under the Aon Stock Option Plan are granted on similar criteria to, and for similar purposes as, those for the granting of awards under the Aon Stock Award Plan. For 1996, the Compensation Committee continued its recently established practice of providing a portion of total compensation in the form of Long Term Incentive Compensation such as grants under the Aon Stock Option Plan. As a result, in 1996, Mr. Ryan was granted options to purchase 100,000 shares of Common Stock with an exercise price equal to the market value of Common Shares on the grant date. For more detailed information regarding the options granted to Mr. Ryan and other members of the Executive Group refer to the table "Executive Compensation--Option Grants in 1996 Fiscal Year."

     SUBMITTED BY THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

Donald S. Perkins   Daniel T. Carroll  Edgar D. Jannotta
  (Chairman)        Andrew J. McKenna  Peer Pedersen
George A. Schaefer  Arnold R. Weber

                               PERFORMANCE GRAPH

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

                     AON CORPORATION AND PEER GROUP INDICES
                         FISCAL YEARS ENDED DECEMBER 31

         MEASUREMENT PERIOD
        (FISCAL YEAR COVERED)             AON CORP.         S & P 500         PEER GROUP
1991                                             100.00            100.00            100.00
1992                                             141.34            107.62            122.33
1993                                             130.98            118.46            130.43
1994                                             135.15            120.03            132.45
1995                                             218.25            165.13            189.56
1996                                             279.24            203.05            229.90

(1) The Peer Group consists of: Alexander & Alexander Services Inc.; American International Group, Inc.; American General Corporation; The Chubb Corporation; General Re Corporation; Marsh & McLennan Companies, Inc.; Travelers, Inc.; Torchmark; Transamerica Corporation; and UNUM Corporation. Assumes that the value of the investment in Aon Common Shares and the Peer Group Index was $100 on December 31, 1991, that the $100 invested in the Peer Group Index was allocated pro rata among the Peer Group companies according to their respective market capitalizations, that the value of the Peer Group Index was determined by weighting the contribution of the constituent companies according to their respective market capitalization as of the beginning of each annual period, and that all dividends were reinvested.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. McKenna, a Director of the Company and a member of the Organization and Compensation Committee of the Company, and Mr. Medvin, the Company's executive vice president, chief financial officer and treasurer, serve on the board of directors of a private company, Schwarz Paper Company. Mr. McKenna is also the chairman, president, chief executive officer and principal stockholder of Schwarz Paper Company.

                          TRANSACTIONS WITH MANAGEMENT

     The Company and one or more of its subsidiaries retained Sidley & Austin, a law firm to which Newton N. Minow is Counsel, and Pedersen & Houpt, P.C., a law firm of which Peer Pedersen is Chairman and Managing Partner, to perform certain legal services during the year 1996 and anticipates that such firms may be retained to perform legal services in 1997. Mr. Ryan had an ownership interest in an automobile dealership during 1996, which received commissions of $97,333 from the sale of credit life and credit accident and health insurance written by Company subsidiaries and paid premiums of $89,689 for automobile mechanical repair insurance to Virginia Surety Company, Inc., a subsidiary of the Company. The commissions received and premiums paid by the dealership were on terms no more favorable than those generally offered to unrelated dealerships. Early in 1997 Mr. Ryan divested himself of his ownership interest in the dealership. During 1996, corporations and other entities with which Directors are or were associated had insurance or other transactions with the Company and certain of its subsidiaries and affiliates in the ordinary course of business. All of these transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties. None of such insurance or other transactions involved during 1996, or is expected to involve in 1997, payments from or to the Company and its subsidiaries and affiliates for property and services in excess of 5% of the Company's or the other entity's consolidated gross revenues during 1996.

       APPROVAL OF AMENDMENTS TO THE AON STOCK OPTION PLAN AND REAPPROVAL

     The Aon Stock Option Plan (as amended and restated) (the "Option Plan") was put in place to provide an incentive to officers and other key employees who are in a position to contribute materially to the successful operation of the business of the Company and its subsidiaries. At the time the stockholders first approved the Option Plan in 1980, it was the belief of the Board of Directors that the long-term success of the Company would be dependent to a great degree on the ability of the Company to attract and retain employees of outstanding abilities and to motivate their best efforts on behalf of the Company. At that time, the Board also decided that the Option Plan constituted an important part of the Company's overall compensation of its officers and key employees; the Option Plan was purposefully designed to align the interests of such officers and key employees with the interests of the Company's stockholders. Today, looking back on the results of the implementation of those decisions and beliefs over the last seventeen years, the Board regards the successful use and administration of the Option Plan as an integral part of the growth and success of the Company over that time period, and the Board looks forward to the continued use and success of the program as part of the strategy for the continued success of the Company.

     Over the years, the stockholders have periodically approved increases in the number of shares of Common Stock authorized to be issued under the Option Plan. The Option Plan currently authorizes an aggregate of 11,550,000 shares of Common Stock (as adjusted for the Company's 1987 two-for-one stock split, and the Company's 1994 three-for-two stock split) to be issued through the exercise of options granted pursuant to the Option Plan. As of February 26, 1997, 1,190 employees held options under the Option Plan. As of February 26, 1997 there remained only 876,207 shares of Common Stock available to grant under the Option Plan. The market value of a share of

Common Stock based on the closing price on the New York Stock Exchange as of February 26, 1997 was $64.25.

     The Board of Directors is authorized, among other things, to amend the Option Plan; however, the Board is not authorized to increase the number of shares of Common Stock available for grants. The Board recommends that the stockholders approve an additional 4,000,000 shares to be authorized for issuance under the Option Plan.

     The Option Plan is administered by the Organization and Compensation Committee (the "Compensation Committee") of the Board of Directors which consists solely of outside Directors. As and to the extent authorized by the Board of Directors, the Compensation Committee may exercise the powers and authority vested in the Board of Directors under the Option Plan. The Compensation Committee is charged with the duty of selecting those employees who will receive options under the Plan. Accordingly, it is not possible to identify those employees who will participate in the Option Plan, nor the number of shares of Common Stock that may be granted to any one employee for purchase under the Option Plan; however, the Board does not anticipate any significant change in the policies or standards for considering an employee or the number of shares granted thereunder.

     The Option Plan requires that the optionee complete three continuous years of service after the date of grant before the grant begins to vest in increments through a six year period of continuous employment. Optionees have no right to receive dividends on, or vote, any shares until such shares have been delivered. Termination of employment shall cause an optionee's unvested grant to be forfeited, except upon disability or death. In the event of disability or death, all grants continue to vest in accordance with the vesting schedule. No amendment, suspension or termination of outstanding options may, except with the consent of the optionee, adversely affect the rights under an option previously granted.

     The Compensation Committee may grant incentive stock options ("ISO's") or regular (non-qualified) stock options ("RSO's"). The principal difference between ISO's and RSO's is the favorable tax treatment accorded to recipients of ISO's as authorized under the Internal Revenue Code, more fully discussed below under "U.S. Tax Consequences."

U.S. TAX CONSEQUENCES

     An optionee recognizes no taxable income on the grant of an RSO and the Company is not entitled to a deduction by reason of such grant. Upon the exercise of an RSO, the optionee will recognize taxable compensation income in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise. The Company may be entitled to a deduction in computing its taxable income for the year in an amount equal to the taxable compensation income to the optionee.

     An optionee recognizes no taxable income on the grant of an ISO. If an optionee disposes of shares of Common Stock received upon the exercise of an ISO more than one year after the exercise of the option and more than two years after the grant, the excess of the sale price over the option price constitutes long-term capital gain for the optionee; however, the Company is not entitled to any deduction by reason of such grant or disposition. On the other hand, if an optionee disposes of shares of Common Stock received upon the exercise of an ISO within one year after exercise of the option or within two years after the date of the grant of the option, the difference between the option price of such shares and the lesser of (i) the fair market value of such shares on the date of exercise, or (ii) the price at which the optionee disposed of such shares constitutes compensation taxable to the optionee as ordinary income in the year of disposition, and correspondingly, the Company may be entitled to a deduction for the year in which the disposition occurs in an amount equal to the amount of ordinary income recognized by the optionee. If the sale price realized by the optionee exceeds the fair market value of the shares being sold on the date of exercise of the ISO, such excess is taxable as a capital gain.

     Under Internal Revenue Code Section 162(m), in order for the Company to qualify to take the appropriate tax deductions upon the exercise of any options as discussed above, the stockholders must specifically approve an amendment to the Option Plan which limits the number of shares which can be granted to any one individual in any one year to 300,000 shares, and reapprove the Option Plan in its entirety. The adoption of the language required by Section 162(m) does not affect the tax consequences of the optionee; only the tax treatment by the Company is affected. The Board believes that the proper tax treatment for the Company under the Option Plan is a necessary part of the Option Plan. As discussed above, the Board does not anticipate any significant change in the policies or standards for considering any grant or the number of shares granted thereunder.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' APPROVAL OF THE PROPOSED AMENDMENTS TO, AND THE REAPPROVAL OF, THE AON STOCK OPTION PLAN.

               APPROVAL OF AMENDMENT TO THE AON STOCK AWARD PLAN

     In 1988 the stockholders approved the Aon Stock Award Plan (the "Stock Award Plan") which authorized the Company to award shares of Common Stock to selected officers and key employees of subsidiaries and affiliates of the Company ("award recipients"). At the time it was approved, the Board of Directors believed that the continued success of the Company would be dependent upon the quality and continuity of management and its ability to attract, motivate and retain valuable and capable personnel to the Company. Since that time, the Board has implemented and administered the Stock Award Plan to help the Company put in place a management team which has greatly contributed to the success of the Company, and the Board believes that the continued use of the Stock Award Plan should be an integral part of the strategy for the continued success of the Company.

     Over the years, the stockholders have periodically approved increases in the amount of shares of Common Stock authorized to be issued under the Stock Award Plan. The Award Plan currently authorizes up to 5,025,000 shares (as adjusted for the Company's 1994 three-for-two stock split) to be used as awards. Since the inception of the Stock Award Plan and as of February 26, 1997, 349 key employees of the Company have been granted awards under the Stock Award Plan. As of February 26, 1997 there remained only 574,641 shares available to award under the Stock Award Plan. The market value of a Common Share based on the closing price on February 26, 1997 on the New York Stock Exchange was $64.25.

     The Board of Directors has the authority, among other things, to amend the Stock Award Plan to increase the number of shares of Common Stock available for awards; nevertheless, it continues to be the policy of the Board to consider and submit significant changes for stockholder approval and to be guided by the outcome of the stockholder vote. The Board recommends that an additional 3,575,000 shares of Common Stock be authorized to be issued under the Stock Award Plan.

     The Stock Award Plan requires that the award recipient complete three continuous years of service after the date of grant before the award begins to vest in increments through a ten year period of continuous employment. Award recipients have no right to receive dividends on any shares until such shares have been vested, and there is no right to vote until such shares have been delivered. Termination of employment normally causes an award recipient's unvested award to be forfeited, except upon disability or death. In the event of disability or death, all awards continue to vest in accordance with the vesting schedule. The Compensation Committee has the discretion to deliver shares of Common Stock representing all or a portion of any remaining unvested award if, after reviewing all of the facts and circumstances surrounding such termination, the Compensation Committee determines that such delivery is appropriate and equitable. No award made prior to any amendment or termination of the Stock Award Plan shall be affected or limited without the award recipient's consent.

     The Stock Award Plan is administered by the Organization and Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company which consists solely of outside Directors who are not eligible to participate in the Stock Award Plan. Awards are made at the discretion of the Compensation Committee and may be made in such amounts as the Compensation Committee may determine. See "Organization and Compensation Committee Report--Long Term Incentive Compensation" for a discussion of the compensation policies underlying the Stock Award Plan. Because the selection of award recipients is discretionary, the Stock Award Plan does not define the term "key employee." Accordingly, it is not possible to identify those employees who will participate in the Stock Award Plan, nor the number of shares of Common Stock that may be granted to any one employee; however, the Board does not anticipate any significant change in the policies or standards used for considering an employee for an award.

U.S. TAX CONSEQUENCES

     The recipient of an award under the Stock Award Plan must include in taxable income the fair market of the stock as of the date of vesting, unless the recipient elects to defer receipt of the stock prior to vesting, in which case such amount must be included in the recipient's taxable income as of the date of receipt. This taxable income is subject to withholding taxes and FICA. The Company requires payment of such tax withholdings prior to delivery of shares. The Company is correspondingly entitled to deduct as an expense the amount the recipient includes in taxable income in the year it is included.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' APPROVAL FOR THE PROPOSED AMENDMENT TO THE AON STOCK AWARD PLAN.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company, following the recommendation of the Audit Committee, has appointed Ernst & Young LLP as the Company's independent auditors for the year 1997. Ernst & Young LLP was first retained as the Company's independent auditors in February 1986. No relationship exists between the Company and the firm other than the usual relationship between independent auditors and their clients.

     Although this appointment is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent auditors for the year 1997. In the event a majority of the votes cast at the meeting are not voted in favor of the following resolution, the adverse vote will be considered as a direction to the Board of Directors of the Company to select another auditor for the year 1998. Because of the difficulty and expense of making any substitution of auditors for 1997 following the 1997 annual meeting, it is contemplated that the appointment for the year 1997 will be permitted to stand unless the Board finds other good reason for making a change.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE 'FOR' THE FOLLOWING RESOLUTION:

        RESOLVED, that the appointment of Ernst & Young LLP by the Board of Directors as the Company's independent auditors for the year 1997 is hereby ratified.

     The Company anticipates that a representative of Ernst & Young LLP will be present at the annual meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to any questions which may be submitted at the meeting.

                            PROPOSAL BY STOCKHOLDER

The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America of 815 Second Avenue, New York, New York, 10017-4594, is the holder of 9,600 Common Shares and has caused the following proposal to be incorporated in this Proxy Statement. The Company believes that it may be the intent of the stockholder to present the proposal at the annual meeting of the Company. The Company is not responsible for any of the contents of the language set out below in italic type and between quotation marks. Because of certain limitations contained in Rule 14a-8(e) of the Securities Exchange Act of 1934, the Board of Directors is not permitted to incorporate reasons for opposition to the proposed resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE 'AGAINST' THE RESOLUTION.

     "Aon Corporation Insurance Companies' Ties to Tobacco"

     "WHEREAS a July 7-9, 1995 editorial in USA Today declared: Here's a little health-care news item: according to a commentary in the upcoming edition of the British medical journal Lancet, major U.S. health insurers are large investors in major U.S. tobacco companies. In other words, the nation's merchants of care are partners with the nation's merchants of death.... these investments grate and gall.
     Every year, tobacco use is fatal for thousands of Americans. For insurers to provide health care for those suffering smokers on the one hand while investing it in the source of their misery on the other is unconscionable. And hypocritical."

     "As shareholders, we are deeply concerned about the ethical implications of insurance company investments in the tobacco industry, especially when the insurance industry -- so critically affected by the negative health effects of smoking -- is paying out hundreds of millions of dollars to sick and dying patients; In 1994, the Centers for Disease Control and Prevention released an article entitled "Medical-Care Expenditures Attributable to Cigarette Smoking, United States -1993." The study found that smoking related disease in the United States has an enormous economic impact. In 1993, it is estimated that the direct medical costs associated with smoking totaled $30 billion; In 1996 the AMA called for mutual funds and health-conscious investors to refuse to own stock in tobacco companies, and for those same investors to divest from stocks and bonds in tobacco companies; We believe it is inconsistent for an insurance company to invest in tobacco equities and yet give preferential rates to non-smokers. This seems to be sending mixed messages about smoking. We believe that the company should seriously review its stand related to these apparently contradictory positions on tobacco and determine future options."

     "RESOLVED: that the shareholders request the Board to initiate a policy mandating no further purchases of tobacco equities in any of our portfolios unless it can be proven that cigarette smoking does not cause the illnesses and deaths attributed to it. Furthermore, the company shall divest itself of all tobacco stocks by January 1, 1998."

     "Supporting statement: Our company exists to insure life. We reward people for not using cigarettes; yet we invest in companies which produce them. Allstate, Chubb, UNUM, and other insurance companies have policies and/or practices that have resulted in prohibitions or limitations on their various investments in tobacco companies. Institutions like Harvard and Johns Hopkins have sold all of their tobacco stocks. We believe the proposed policy will put our company's money where its mouth is. As the USA Today editorial noted above concludes: Insurers have a responsibility to maximize returns. But they have a responsibility to hold down costs, too. Investing in tobacco while charging premiums based in part on the cost of treating tobacco-related illness mocks that obligation."

     "If you agree that our company should insure peoples' health, not contribute to their illness and death, please vote YES for this resolution."

                               VOTING PROCEDURES

     A quorum for the transaction of business at any meeting of the stockholders of the Company shall consist of the holders of at least a majority of the issued and outstanding Shares entitled to vote, present in person or by proxy. At all meetings at which a quorum is present, all matters, except as otherwise provided by law or in the Second Restated Certificate of Incorporation of the Company, shall be decided by the vote of the holders of a majority of the Shares representing the quorum. All matters set forth in this Proxy Statement shall be decided by the vote of the holders of a majority of the Shares representing the quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the annual meeting for the transaction of business. If a duly executed proxy is marked to indicate that all or a portion of the Shares represented by such proxy are not being voted with respect to a particular matter, such non-voted Shares will not be considered present and entitled to vote on such matter.

     You may revoke your proxy at any time before it is voted at the meeting. Each proxy duly executed and received prior to the meeting and not otherwise revoked will be voted according to its terms. If no specific direction is marked on a duly executed proxy as to the manner of voting, the proxy will be voted in accordance with the recommendations of the Board of Directors set forth herein. Stockholders who receive more than one proxy card -- due to the existence of multiple Common Share accounts -- should sign and return all proxies received in order to be sure that all shares so owned are voted. A proxy may be revoked by
(a) delivering to the Company a duly executed written notice of revocation dated later than the date of the proxy which is being revoked; (b) delivering to the Company a duly executed replacement proxy relating to the same shares as the proxy it is meant to replace; or (c) by attending the annual meeting of stockholders and voting in person. Written revocations should be sent to the Office of the Corporate Secretary of the Company at the address listed on page one of this Proxy Statement.

                         1998 PROPOSALS OF STOCKHOLDERS

     In order to be considered for inclusion in the proxy statement for the regular annual meeting of the stockholders of the Company in the year 1998, stockholder proposals conforming to applicable rules and regulations must be received by the Company not later than November 15, 1997. Such proposals should be sent to the Office of the Corporate Secretary of the Company at the address listed on page 1 of this Proxy Statement with an additional copy to be sent to the Office of the Chief Counsel of the Company at that same address.

AON CORPORATION                                   PROXY/VOTING INSTRUCTION CARD
CHICAGO, ILLINOIS

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting in April 18, 1997. The undersigned hereby appoints P.G. Ryan or
R.I. Skilling, each with powers of substitution, as proxies for the undersigned to vote all the Common Shares and/or Preferred Shares the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Aon Corporation called to be held at 10:00 A.M., Friday, April 18, 1997, or any adjournment thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEMS 2, 3 AND 4 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions by the undersigned to the trustees of the Aon Employee Stock Ownership Plan ("ESOP"), and the trustee of the Aon Stock Fund as manager of the Aon Savings Plan, respectively, for all shares votable, by the undersigned and held of record by such trustees, if any. If there are any shares for which instructions are not timely received, and as respects the unallocated shares held under the ESOP, the trustees of each plan will cause all such shares to be voted in the same manner and proportion as the shares for which timely instructions have been received. All voting instruction for shares held of record by the plans shall be confidential. Election of Directors

     Nominees:         Patrick G. Ryan, Daniel T. Carroll, Franklin A. Cole,
                       Edgar D. Jannotta, Joan D. Manley, Andrew J. McKenna,
                       Newton N. Minow, Perry J. Lewis, Peer Pedersen, Donald
                       S. Perkins, John W. Rogers, Jr., George A. Schaefer,
                       Raymond I. Skilling, Fred L. Turner, Arnold R. Weber.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

CODE 1997 COMMON                                                   SEE REVERSE
                                                                      SIDE
AON CORPORATION
123 NORTH WACKER DRIVE
CHICAGO, ILLINOIS 60606

                          -------------------------
                PLEASE SIGN AND RETURN YOUR PROXY CARD PROMPTLY

                                   IMPORTANT
                                  THIS IS YOUR
                                   PROXY CARD
                            CAREFULLY FOLD AND TEAR
                               ALONG PERFORATION

    PLEASE RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED

                                                                            4909

[X]   PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

1.   Election of                                      FOR  WITHHELD
     Directors.                                       / /    / /

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY
     NOMINEE(S), MARK THE "FOR" BOX AND WRITE
     THE NAME OF SUCH NOMINEE ON THE LINE
     PROVIDED BELOW

     --------------------------------------

                                                      FOR  AGAINST ABSTAIN
2.   Approval of amendments to                        / /    / /    / /
     and reapproval of Aon Stock Option
     Plan.

                                                      FOR  AGAINST ABSTAIN
3.   Approval of amendment to                         / /    / /    / /
     amendment to Aon Stock Award Plan.

                                                      FOR  AGAINST ABSTAIN
4.   Appointment of Ernst & Young as Company's        / /    / /    / /
     independent auditors.

                                                      FOR  AGAINST ABSTAIN
5.   Proposal by one stockholder                      / /    / /    / /
     set forth on Proxy Statement page 24.

                                                      FOR  AGAINST ABSTAIN
6.   In their discretion, the Proxies are             / /    / /    / /
     authorized to vote upon such other
     business as may properly come before
     the meeting.


                                       PLEASE SIGN EXACTLY AS NAME APPEARS
                                       HEREON. JOINT OWNERS SHOULD EACH
                                       SIGN. WHEN SIGNING AS ATTORNEY,
                                       EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                       GUARDIAN, PLEASE GIVE FULL TITLE AS
                                       SUCH.

                                       _____________________________________
                                       SIGNATURE                        DATE

                                       _____________________________________
                                       SIGNATURE (IF JOINTLY HELD)      DATE